UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2013

BURGER KING WORLDWIDE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35511	45-5011014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5505 Blue Lagoon Drive

Miami, Florida

(Address of Principal Executive Offices)

33126

(Zip Code)

(305) 378-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 1, 2013, Burger King Corporation, a wholly-owned subsidiary of Burger King Worldwide, Inc.( the “Company”), contributed all of its 98 BURGER KING® company-owned restaurants in Mexico to a joint venture with ALSEA, S.A.B. de C.V. (“ALSEA”) in exchange for cash and a minority interest in the joint venture, pursuant to a joint venture agreement announced on December 12, 2012. ALSEA, through the joint venture, has become the master franchisee for Mexico, with operating control of the BURGER KING® brand throughout Mexico and exclusivity for new restaurant development for 20 years. The joint venture owns and operates 204 BURGER KING® restaurants in Mexico and has committed to open several hundred more over the next 20 years.

Forward-Looking Statements

This report contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about our expectations and beliefs regarding the ability of the joint venture in Mexico to open several hundred BURGER KING® restaurants over the next 20 years. The factors that could cause actual results to differ materially from our expectations are detailed in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K, including the following: risks related to our international operations and risks related to transactions with strategic partners and joint ventures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURGER KING WORLDWIDE, INC.

By:	/s/ Jill M. Granat
Jill M. Granat SVP and General Counsel

Date: April 5, 2013